Exhibit 99.1

Linda Zecher appointed CEO of IronNet

Cameron Pforr, CFO of IronNet, appointed President

MCLEAN, VA (July 12, 2023) – IronNet’s Board of Directors has appointed Linda Zecher as Chief Executive Officer (CEO) effective immediately. Cameron Pforr, the company’s current Chief Financial Officer (CFO), has been appointed President of IronNet. GEN (Ret.) Keith Alexander will continue to serve as Chairman of the Board, transitioning to a non-executive role. John O’Hara has been appointed to Senior Vice President of Corporate Development and Partnerships reporting to the CEO. These changes are consistent with the Take Private Letter Agreement between IronNet, Inc. and a joint venture formed by C5 Capital and Cohen Circle, initially signed on June 16, 2023 and executed and delivered on July 11, 2023.

Linda brings significant experience shaping successful business transformations. She currently serves as Chairman of C5 Capital, Director of the Board of Hasbro and as a Board Member of Tenable, a cloud-based cybersecurity platform. Linda formerly served as President, CEO and Director of Houghton Mifflin Harcourt, a global education and learning company. Previously Linda was Corporate Vice President of Microsoft’s Worldwide Public Sector organization.

“I am thrilled to welcome Linda Zecher to the company, who assumes the role of CEO of IronNet. Linda is an exceptional leader with a background in cybersecurity and other industries who will help us drive IronNet’s Collective Defense Platform forward and allow us to continue to protect governments, sectors and companies against the cybercriminals and nation-state adversaries who are taking advantage of a legacy siloed approach to cyberdefense" said GEN (Ret.) Keith Alexander, Founder, Chairman and former CEO of IronNet.

Linda Zecher commented, “I look forward to collaborating with this talented team at IronNet to drive sustainable growth and value creation in the company, and to deliver for our customers.”

Cameron Pforr, in his role as President and CFO of IronNet, brings a wealth of financial and operational experience to the firm. He joined IronNet in August 2022 to assist with a strategic restructuring and strengthening of the capital structure of the company. Prior to IronNet, Cameron served as CFO and later as President of Fidelis Cybersecurity, a leading NDR provider to the federal and enterprise space. His prior work experience includes over ten years as a senior investment banker at Deutsche Bank Alex Brown, Revolution Partners, and Bain & Company where he was a founding member of the software practice.

John O’Hara, current Vice President of Corporate Development and Partnerships, will become Senior Vice President of Corporate Development and Partnerships and take on expanded responsibilities working closely with the engineering team to expand capabilities in support of our customer base.

The IronNet Collective Defense Platform has enabled the company to achieve a global footprint with a legacy of protecting critical infrastructure. The platform is built on IronNet’s IronDefense®, an advanced network detection and response (NDR) solution that uses artificial intelligence and machine learning to increase the visibility of the threat landscape while improving detection efficacy in a network environment through automated correlations-based detections.

IronDefense combines with IronNet’s IronDome®, the first automated cyber solution delivering anonymized threat intelligence collaboration at machine speed, to create the platform which serves as an early warning system for all participating companies, organizations, and governments to enable their SOC teams to be more efficient and effective with existing cyber defense tools and analyst capacity. In the past year, IronNet updated its platform to further improve alert fidelity and analyst workflow by enhancing embedded risk scoring for easier alert prioritization. These enhancements result in significantly reduced alert loads and false positives, as well as shortened mean time to investigation.

IronNet’s IronRadarSM, an easy-to-install solution for companies of all sizes that is designed to proactively and automatically update customer cybersecurity tools to detect and block adversary command and control (C2) infrastructure as it is being set up, was recently introduced. IronRadar integrates seamlessly with the IronNet Collective Defense Platform to create a suite of solutions that provide actionable, timely, and relevant cyber-attack intelligence earlier in an intrusion before a threat has a significant impact.

About IronNet, Inc.

Founded in 2014 by GEN (Ret.) Keith Alexander, IronNet, Inc. (NYSE: IRNT) is a global cybersecurity leader that is transforming how organizations secure their networks by delivering the first-ever collective defense platform operating at scale. Employing a number of former NSA cybersecurity operators with offensive and defensive cyber experience, IronNet integrates deep tradecraft knowledge into its industry-leading products to solve the most challenging cyber problems facing the world today.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding IronNet’s ability to provide visibility and detection of malicious behaviors and to help defend against increased cyber threats facing the globe. When used in this press release, the words “estimates,” “projected,” “expects,” “anticipates,” “forecasts,” “plans,” “intends,” “believes,” “seeks,” “may,” “will,” “should,” “future,” “propose” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside IronNet’s management’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include: IronNet’s ability to continue as a going concern; risks and uncertainties associated with a potential filing for relief under the United States Bankruptcy Code; IronNet’s inability to recognize the anticipated benefits of collaborations with IronNet’s partners and customers; IronNet’s ability to execute on its plans to develop and market new products and the timing of these development programs; the rate and degree of market acceptance of IronNet’s products; the success of other competing technologies that may become available; the performance of IronNet’s products; potential litigation involving IronNet; and general economic and market conditions impacting demand for IronNet’s products. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the heading “Risk Factors” in IronNet’s Annual Report on Form 10-K for the year ended January 31, 2022, filed with the Securities and Exchange Commission (the “SEC”) on May 2, 2022, IronNet’s most recent Quarterly Report on Form 10-Q for the quarter ended October 31, 2022, filed with the SEC on May 2, 2023, and other documents that IronNet files with the SEC from time to time. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and IronNet does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

About C5 Capital

C5 Capital (C5) is a specialist venture capital firm that invests in cybersecurity, space and energy security. C5's investment strategy is focused on building long-term relationships with innovative and resilient founders that share in our mission to build a secure future. C5 Capital is headquartered in Washington, DC with offices in London, Luxembourg and Vienna. For more information, visit: www.c5capital.com.

About Cohen Circle

Cohen Circle is an investment firm founded by financial services pioneers, Betsy Cohen and her son Daniel Cohen. Since 2015, the firm has provided transformative capital to late stage fintech growth companies. Today, the firm makes investments across the capital structure in the fintech, technology, and impact spaces.

For more information visit www.cohencircle.com.

General information: info@cohencircle.com

IronNet Contacts:

Investor Contact: IR@ironnet.com

Media Contact: Media@ironnet.com